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                                  NEWS RELEASE

Contact:
Thomas Gunning
Corporate Secretary
Covista Communications, Inc.
Tel: (201) 599-6464
Fax: (201) 599-9017
E-mail: tgunning@covista.com

                              For Immediate Release

          COVISTA COMMUNICATIONS, INC. ANNOUNCES DRAMATICALLY IMPROVED
            OPERATING RESULTS FOR FISCAL YEAR ENDED JANUARY 31, 2004

CHATTANOOGA, TN - April 16, 2004 - Covista Communications, Inc. (NASDAQ symbol:
CVST) today announced results for its fiscal year ended January 31, 2004.

Revenues for the fiscal year were $84,056,000 as compared with revenues of $100,960,000 for the prior fiscal year. Covista reported a net loss of $944,000 or $.05 per share for the fiscal year ended January 31, 2004, as compared with a net loss of $9,407,000 or $.71 per share for the prior fiscal year. For the fourth fiscal quarter ended January 31, 2004, revenues were $18,992,000 as compared with revenues of $23,958,000 for the comparable quarter of the prior fiscal year. Covista reported net income of $892,000 or $0.05 per share for the quarter, compared with a net loss of $2,895,000 or $0.19 per share for the comparable quarter of the prior fiscal year. Results for the fiscal year and fourth quarter ended January 31, 2004 reflect the impact of the $2.675 million insurance claim settlement.

John Leach Jr., Covista's President and Chief Executive Officer, in reviewing the past year noted the Company's current business and prospects: "We are extremely pleased with the positive strides we have made this past year. We have continued to refine our marketing strategy to build a profitable base of residential customers who purchase bundled telecom services. We have successfully launched local services to consumers in several markets and have proven that we can acquire and serve these customers successfully. The excitement and momentum we have created should serve us well as we expand these bundled service offerings in both existing and new markets in the coming year. Additionally, we have continued to focus significant efforts towards achieving a profitable enterprise and have demonstrated a remarkable improvement in our operating results. This is the direct result of our dedicated hard working employees who provide the best service in the industry to our loyal and growing customer base. In the fourth quarter, we successfully settled a long-standing insurance claim. As previously reported, that settlement related to the September 11 terrorist attacks and provided the Company with additional cash of $2.675 million. The funds from this claim will be used to continue to expand our customer footprint."

Mr. Leach continued, "Looking forward to fiscal 2005, we plan to build on the momentum we have created this past year. We will continue the expansion of our local service footprint to additional






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markets in the Northeast and Mid-Atlantic regions as well as certain states in the Southeast, monitor costs and stay current with new technologies, including VOIP, as they become more viable."




About Covista:

Covista is a facilities-based provider of telecommunications services with a substantial customer base principally the residential and small to medium sized business. Its products and services include a broad range of voice, data and Internet solutions, including long distance and toll-free services, local dial tone and features, calling cards, frame relay, Internet access, VPN, directory assistance and teleconferencing services. Covista currently owns and operates switches in New York City, Philadelphia, Dallas, Chattanooga, and Minneapolis. Covista operates Network Operation; call center and information technology facilities in Chattanooga to monitor its switched network and to coordinate its various services. For information on becoming a Covista customer, please telephone 800-805-1000 or visit the Company's website at www.covista.com.



                                                           [continued next page]




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                          FISCAL YEAR ENDED JANUARY 31

We are providing the following consolidated summary of operations for the fiscal year ended January 31, 2004 and 2003 (Amounts and number of shares in thousands except per share data):


                                                          2004            2003
                                                        ---------      ---------
Revenue                                                 $  84,056      $ 100,960
Cost and Expenses                                          84,673        110,127
Operating Loss                                               (616)        (9,167)
Other Income (Expense)                                       (328)          (752)
Loss before
    income taxes                                             (944)        (9,919)
Income tax refund                                          --                512
                                                        ---------      ---------
Net Loss                                                $    (944)     $  (9,407)
                                                        =========      =========

Basic loss per common share                             $   (0.05)     $   (0.71)
Diluted loss per common share                           $   (0.05)     $   (0.71)
Average Number of  Shares
              Basic                                        17,796         13,283
              Diluted                                      17,796         13,283



                   QUARTER ENDED JANUARY 31

                                                          2004            2003
                                                        ---------      ---------
Revenue                                                 $ 18,992       $ 23,598
Cost and Expenses                                         18,006         26,058
Operating Income (Loss)                                      986         (2,460)
Other Income (Expense)                                       (94)          (435)
                                                        --------       --------
Net Income (Loss)                                       $    892       $ (2,895)
                                                        ========       ========

Basic earning (loss) per common share                   $   0.05       $  (0.19)
Diluted earnings (loss) per common share                $   0.05       $  (0.19)
Average Number of  Shares
              Basic                                       17,789         15,238
              Diluted                                     18,569         15,238

Note: Results for the year ended and quarter ended January 31, 2004 include a $2.675 million benefit resulting from the settlement of an insuance claim related to the September 11, 2001 terrorist attacks.


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Information relating to forward-looking statements:

This press release contains historical and forward-looking statements made pursuant to the safe harbor provisions of the private securities litigation act of 1995. Investors are cautioned that forward-looking statements such as statements of the company's plans, objectives, expectations and intentions involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing terms such as "believes," "expects," "plans," "projects," "intends," "estimates," "anticipates," or similar terms, are considered to contain uncertainty and are forward-looking statements. The actual results could differ materially from those discussed. Factors that could contribute to such differences include: changes in market conditions and increased competition from other telecommunications and internet service providers; government regulations; the volatile and competitive environment for internet telephony; advances in competitive products or technologies that could reduce demand for services; availability of transmission facilities; management of rapid growth; customer concentration and attrition; the ability to successfully integrate acquired companies; the ability to successfully develop and bring new services to market; inaccurate or incomplete assumptions on the part of management; and other risks discussed in the company's SEC filings, including form 10-k and form 10-q, which can be accessed at the SEC web site at www.sec.gov.

Readers of this release should understand that it is not possible to predict or identify all such risk factors. Consequently, this list should not be considered a complete statement of all potential risks or uncertainties. Covista does not assume the obligation to update any forward-looking statement, except as is required by applicable law.

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